UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBITS
EX-10.1
EX-10.2

Item 1.01	Entry into a Material Definitive Agreement.
     On February 27, 2009, Gen-Probe Incorporated (“Gen-Probe”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A (the “Lender”), which provides for a one year senior secured revolving credit facility in an amount of up to $180.0 million that is subject to a borrowing base formula. The revolving credit facility has a sub-limit for the issuance of letters of credit in a face amount of up to $10.0 million. Advances under the revolving credit facility are intended to be used by Gen-Probe to consummate the proposed acquisition of Tepnel Life Sciences plc and for other general corporate purposes. On March 4, 2009, Gen-Probe borrowed $170.0 million under the revolving credit facility.
     At Gen-Probe’s option, loans accrue interest at a per annum rate based on, either:
•	the base rate (the base rate is defined as the greatest of (i) the federal funds rate plus a margin equal to 0.50%, (ii) the Lender’s prime rate and (iii) the LIBOR rate plus a margin equal to 1.00%); or

•	the LIBOR rate plus a margin equal to 0.60%, in each case for interest periods of 1, 2, 3 or 6 months as selected by Gen-Probe.
     Interest on each advance under the revolving credit facility will be paid in arrears on the applicable interest payment date, as determined in accordance with the Credit Agreement. Loans may be borrowed, repaid and reborrowed until February 26, 2010, at which time the outstanding principal balance shall be due and payable.
     The Credit Agreement contains certain affirmative and negative covenants, including covenants that limit or restrict Gen-Probe’s ability to, among other things, merge or consolidate, change its business, and permit the borrowings to exceed a specified borrowing base, subject to certain exceptions as set forth in the Credit Agreement.
     Subject to the terms and conditions of the Credit Agreement, including, as applicable, certain customary cure periods and notice requirements, each of the following, among other events, constitutes an event of default under the Credit Agreement: non-payment of amounts due under the Credit Agreement; violation of covenants; material judgments; bankruptcy and insolvency proceedings; defaults of other certain indebtedness; inaccuracy of representations and warranties; loss of governmental licenses; certain ERISA defaults; and a material adverse change. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. At the election of the Lender, a default interest rate shall apply on all obligations during an event of default, at a rate per annum equal to 2.00% above the applicable interest rate.
     In connection with the Credit Agreement, Gen-Probe also entered into a Security Agreement (Securities) (the “Security Agreement”) in favor of the Lender, pursuant to which Gen-Probe secured its obligations under the Credit Agreement with a first priority security interest in the securities, cash and other investment property held in specified accounts maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Lender.

     In connection with the execution of the Credit Agreement, Gen-Probe terminated the commitments under that certain Credit Agreement dated as of July 1, 2004 (as amended, the “Wells Loan Agreement”), by and among Gen-Probe, Gen-Probe Sales & Service, Inc. and Wells Fargo Bank, N.A., effective as of February 27, 2009. There were no amounts outstanding under the Wells Loan Agreement as of the termination date.
     The foregoing summary is qualified in its entirety by reference to the terms of the Credit Agreement and the Security Agreement, each of which is included as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Credit Agreement dated as of February 27, 2009 by and between Gen-Probe Incorporated, as Borrower, and Bank of America, N.A., as Lender.

10.2	Security Agreement (Securities) dated as of February 27, 2009 by Gen-Probe Incorporated in favor of Bank of America, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit
Number	Description

10.1	Credit Agreement dated as of February 27, 2009 by and between Gen-Probe Incorporated, as Borrower, and Bank of America, N.A., as Lender.

10.2	Security Agreement (Securities) dated as of February 27, 2009 by Gen-Probe Incorporated in favor of Bank of America, N.A.